ARTICLES OF INCORPORATION
                                       OF
                            SB BANKSHARES CORPORATION


                                     I. NAME

         The name of the corporation is SB Bankshares Corporation.

                                   II. PURPOSE

         The purpose for which the Corporation is formed is to act as a holding company and to transact any or all lawful business not required to be specifically stated in these Articles for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                               III. CAPITAL STOCK

         The Corporation shall have authority to issue three thousand (3,000) shares of Common Stock, par value $0.33 per share, and two thousand (2,000) shares of Preferred Stock, par value $1.00 per share. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

                               A. Preferred Stock

         The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issuance of shares of a particular series, and in such resolution or resolutions providing for the issuance of shares of such series, the Board of Directors is expressly authorized to fix or establish the basis for determining:

         (a) the maximum number of shares constituting such class or series, and the designation of such class or series, which shall be such as to distinguish the shares thereof from the shares of all other classes and series;

         (b) the annual or other periodic dividend rate for such series, the dividend payment dates and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

         (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

         (d) the price at, and the terms and conditions on which, shares may be redeemed;

         (e) the amount payable upon shares in event of involuntary liquidation;

         (f) the amount payable upon shares in the event of voluntary liquidation;

         (g) any sinking fund provisions for the redemption or purchase of shares;

         (h) the rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities, and the terms and conditions of any such conversion or exchange; and

         (i) such other rights as may be specified by the Board of Directors and not prohibited by law.

         All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issuance of a particular series.

                                 B. Common Stock

         Section 1. Subject to the provisions of law and the rights of holders of shares at the time outstanding of Preferred Stock, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

         Section 2. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of Preferred Stock shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

         Section 3. The holders of Common Stock shall be entitled to one vote per share on all matters as to which a shareholder vote is taken.

                            IV. NO PREEMPTIVE RIGHTS

         No holder of shares of any class of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of capital stock of the Corporation, whether now or hereafter authorized, (ii) any securities convertible into such shares or (iii) any options, warrants, or rights to purchase such shares or securities convertible into any such shares.

                                  V. DIRECTORS

         Section 1. The Board of Directors shall consist of such number of individuals as may be fixed or provided for by the bylaws of the Corporation.

         Section 2. The Board of Directors shall be divided into three classes, Class I, Class II and Class III as nearly equal in number as possible. On the effective date of these articles of incorporation of this Corporation, the classification of directors of this Corporation shall be implemented as follows: directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2000 annual meeting of the shareholders; directors of the second class (Class II) shall be elected for a term expiring at the 1999 annual meeting of the shareholders, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1998 annual meeting of shareholders. The successors to the class of directors whose terms expires shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorship shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal as possible.

         Section 3. Directors of the Corporation may be removed only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

         Section 4. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of stockholders. In such event, the successors elected by the stockholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from the increase in the number of directors shall be filled in the same manner.

                VI. SHAREHOLDER APPROVAL OF CERTAIN TRANSACTIONS

         Any amendment of the Corporation's Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all or substantially all the Corporation's assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of eighty percent (80%) or more of all votes entitled to be cast on such transactions by each voting group, entitled to vote on the transaction.

                              VII. INDEMNIFICATION

         Section 1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

         Section 2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act, the Corporation shall indemnify each director or officer of the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing to so be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such director or officer. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

         Section 3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

         Section 4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee, agent or consultant of the Corporation against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         Section 5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Sections 2 or 3 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         Section 6. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act occurring before the adoption of such amendment, modification or repeal.

         Section 7. Every reference herein to director, officer, employee, agent or consultant shall include (i) every director, officer, employee, agent, or consultant of the Corporation or any corporation the majority of the voting stock of which is owned directly or indirectly by the Corporation, (ii) every former director, officer, employee, agent, or consultant of the Corporation,
(iii) every person who may have served at the request of or on behalf of the Corporation as a director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors and administrators.

                             VIII. INITIAL DIRECTORS

         Set forth below are the names and addresses of the individuals who are to serve as the initial directors of the Corporation:

                  Name                                      Addresses
                  ----                                      ---------

         Richard F. Hall, III                      RFD Mt. Custis
                                                   Accomac, Virginia 23301

         Scott C. Harvard                          P. O. Box 322
                                                   Puncoteague, Virginia 23422

         Terrell E. Boothe                         4153 Main Street
                                                   Chincoteague, Virginia 23336

         D. Page Elmore                            3692 Devonshire Drive
                                                   Salisbury, Maryland 21804

         A. Jackson Mason                          23318 Back Street
                                                   Accomac, Virginia 23301

         Henry P. Custis, Jr.                      24291 Meadville Drive
                                                   Onacock, Virginia 23417

         Lloyd J. Kellam, Jr.                      15320 King Street
                                                   Belle Haven, Virginia 23306

         L. Dixon Leatherbury                      P. O. Box 187
                                                   Machipongo, Virginia 23405


                     IX. INITIAL REGISTERED OFFICE AND AGENT

         The post office address of the initial registered office is Custis, Lewis & Dix, 23345 Counsel Drive, Accomac, Virginia 23301. The name of the town in which the initial registered office is located is Accomac, Virginia. The name of the initial registered agent is Henry P. Custis, Jr., whose business office is the same as the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

Dated: September 8, 1997


                                             /s/ George P.Whitley
                                                 --------------------
                                                 George P. Whitley
                                                 Incorporator

                              ARTICLES OF AMENDMENT

                                       OF

                            SB BANKSHARES CORPORATION


         1. The name of the corporation is SB Bankshares Corporation (the "Corporation").

         2.       The amendments adopted hereby are:
                  (a) to delete Article I of the Corporation's Articles of Incorporation and substitute therefor the following:

                                    "I. NAME

          The name of the Corporation is Shore Financial Corporation."



                  and (b) to delete Article III of the Corporation's Articles of Incorporation and substitute therefor the following:

                               "III. CAPITAL STOCK

         The Corporation shall have authority to issue five million (5,000,000) shares of Common Stock, par value $0.33 per share, and five hundred thousand (500,000) shares of Preferred Stock, par value $1.00 per share. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

                               A. Preferred Stock

         The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issuance of shares of a particular series, and in such resolution or resolutions providing for the issuance of shares of such series, the Board of Directors is expressly authorized to fix or establish the basis for determining:

         (a) the maximum number of shares constituting such class or series, and the designation of such class or series, which shall be such as to distinguish the shares thereof from the shares of all other classes and series;

         (b) the annual or other periodic dividend rate for such series, the dividend payment dates and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

         (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

         (d) the price at, and the terms and conditions on which, shares may be redeemed;

         (e) the amount payable upon shares in event of involuntary liquidation;

         (f) the amount payable upon shares in the event of voluntary liquidation;

         (g) any sinking fund provisions for the redemption or purchase of shares;

         (h) the rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities, and the terms and conditions of any such conversion or exchange; and

         (i) such other rights as may be specified by the Board of Directors and not prohibited by law.

         All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issuance of a particular series.

                                 B. Common Stock

         Section 1. Subject to the provisions of law and the rights of holders of shares at the time outstanding of Preferred Stock, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

         Section 2. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of Preferred Stock shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

         Section 3. The holders of Common Stock shall be entitled to one vote per share on all matters as to which a shareholder vote is taken."


         3. The amendments were duly adopted by the directors of the Corporation by resolution effective February 10, 1998. In accordance with Section 13.1-709 of the Code of Virginia, no shareholder action was required as no shares have been issued by the Corporation.


Dated:    February 10, 1998



                                        SB BANKSHARES CORPORATION


                                        By:  /s/ Scott C. Harvard
                                             -------------------------------
                                              Scott C. Harvard, President